NEW YORK STATE DEPARTMENT OF STATE
DIVISION OF CORPORATIONS, STATE RECORDS AND UNIFORM COMMERCIAL CODE

FILING RECEIPT

ENTITY NAME : CURANEX PHARMACEUTICALS INC
DOCUMENT TYPE : CERTIFICATE OF MERGER
ENTITY TYPE : FOREIGN BUSINESS CORPORATION

DOS ID : Non-DOS Entity
FILE DATE : 06/10/2024
FILE NUMBER : 240612001077
TRANSACTION NUMBER : 202406100004036-3340576
EXISTENCE DATE : 06/12/2024
DURATION/DISSOLUTION :
COUNTY :

SERVICE OF PROCESS ADDRESS : THE CORPORATION
2 JERICHO PLAZA, SUITE 101B
JERICHO, NY, 11753, USA

ELECTRONIC SERVICE OF PROCESS EMAIL ADDRESS : N/A

FILER : VCORP SERVICES, LLC
25 ROBERT PITT DRIVE, SUITE 204
MONSEY, NY, 10952, USA
SERVICE COMPANY : VCORP SERVICES, LLC
SERVICE COMPANY ACCOUNT : HD
CUSTOMER REFERENCE : 31258586

You may verify this document online at : http://ecorp.dos.ny.gov
AUTHENTICATION NUMBER : 100005896822

TOTAL FEES:	$85.00	TOTAL PAYMENTS RECEIVED:	$85.00
FILING FEE:	$60.00	CASH:	$0.00
CERTIFICATE OF STATUS:	$0.00	CHECK/MONEY ORDER:	$0.00
CERTIFIED COPY:	$0.00	CREDIT CARD:	$0.00
COPY REQUEST:	$0.00	DRAWDOWN ACCOUNT:	$85.00
EXPEDITED HANDLING:	$25.00	REFUND DUE:	$0.00

CERTIFICATE OF MERGER

OF

CURANEX PHARMACEUTICALS INC.
(A NEW YORK CORPORATION)

INTO

CURANEX PHARMACEUTICALS INC
(A NEVADA CORPORATION)

UNDER SECTION 907 OF THE BUSINESS CORPORATION LAW

Pursuant to Section 907 of the New York Business Corporation Law (the "**NYBCL**"), each of the undersigned hereby certify on behalf of the constituent corporations named herein, as follows:

1. The name of each constituent corporation is as follows:

(a) Curanex Pharmaceuticals Inc., a New York corporation (the "**Merging Corporation**"). The name under which the Merging Corporation was originally formed is Durand Damiel Health Inc.

(b) Curanex Pharmaceuticals Inc, a Nevada corporation was incorporated on April 4, 2024.

2. The name of the surviving corporation is Curanex Pharmaceuticals Inc, a Nevada corporation (the "**Surviving Corporation**").

3. The designation, number, and voting rights of each outstanding class and series of shares for each of the constituent corporations is as follows:

The Merging Corporation

Designation of each outstanding class and series of shares	Number of outstanding shares	Class and series of shares entitled to vote	Class and series of shares entitled to vote as a class
Common	200	Common Stock	N/A

The Surviving Corporation

Designation of each outstanding class and series of shares	Number of outstanding shares	Class and series of shares entitled to vote	Classes and series of shares entitled to vote as a class
Common	1,000,000	Common	Common

4. The certificate of incorporation of the Merging Corporation was filed by the Department of State of the State of New York (the "**Department of State**") on June 1, 2018.

5. The Surviving Corporation was incorporated in Nevada on April 4, 2024. No application for authority for the Surviving Corporation to do business in the State of New York has been filed with the Department of State.

6. The Merging Corporation has complied with the provisions of the laws of its jurisdiction of incorporation applicable to this merger and this merger is permitted by such laws. The plan and agreement of merger (the "Merger Agreement") was authorized and approved by written consent of the sole director and all shareholders of the Merging Corporation.

7. The Surviving Corporation has complied with the provisions of the laws of its jurisdiction of incorporation applicable to this merger and this merger is permitted by such laws.

8. The certificate of incorporation of the Surviving Corporation, as in effect immediately prior to the effective date of the merger, shall be the certificate of incorporation of the Surviving Corporation upon the effective date of the merger, without any amendments or changes.

9. The effective date of the merger is the date that this certificate of merger is filed by the Department of State.

10. The Surviving Corporation agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of any New York or foreign corporation, previously amenable to suit in New York, which is a constituent corporation in this merger, and for the enforcement, as provided in the NYBCL, of the right of shareholders of any constituent New York corporation to receive payment for their shares against the Surviving Corporation. The Surviving Corporation irrevocably appoints the Secretary of State of the State of New York (the "**Secretary of State**") as its agent to accept service of process in any action or special proceeding. The Secretary of State shall mail any such process to the Surviving Corporation at 2 Jericho Plaza, Suite 101B, Jericho, NY 11753.

11. The Merging Corporation hereby certifies that all fees and taxes (including penalties and interest) administered by the New York State Department of Taxation and Finance (the "**Department of Taxation and Finance**") which are now due and payable by it have been paid, and that a cessation franchise tax report (estimated or final) through the anticipated date of merger (which return, if estimated, shall be subject to amendment) has been filed. The Surviving Corporation hereby agrees that it will, within thirty days after the filing of the certificate of merger, file a final cessation franchise tax report, if an estimated report was previously filed, and promptly pay to the Department of Taxation and Finance all fees and taxes (including penalties and interest), if any, due to the Department of Taxation and Finance by the Merging Corporation.

IN WITNESS WHEREOF, the undersigned have executed and signed this Certificate of Merger this 10th day of June, 2024.

Merging Corporation

Curanex Pharmaceuticals Inc.

By ______________________
Name: Jun Liu
Title: President

Surviving Corporation

Curanex Pharmaceuticals Inc

By ______________________
Name: Jun Liu
Title: President

CERTIFICATE OF MERGER

OF

Curanex Pharmaceuticals, Inc.
a New York corporation

into

Curanex Pharmaceuticals Inc
a Nevada corporation

Under Section 907of the Business Corporation Law

Filed by:

Vcorp Services, LLC
25 Robert Pitt Drive, Suite 204
Monsey, New York 10952
Cust. Ref.#31258586

DRAWDOWN ACCOUNT #HD